UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date or Report (Date of earliest event reported): May 31, 2007

MEDICAL MEDIA TELEVISION, INC.
(Exact name of registrant as specified in its charter)

Florida	333-105840	59-3645932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

8406 Benjamin Road, Suite C, Tampa, Florida		33634
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 888-7330

N/A
(Former Name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Information called for by this item is contained in Item 3.02 below, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 31, 2007, Medical Media Television, Inc. (the “Company”) issued 20,000,000 shares of its common stock, par value $0.0005 per share (the “Common Stock), to Vicis Capital Master Fund (“Vicis”) pursuant to the terms of that certain Stock Purchase Agreement (the “Purchase Agreement”) of even date therewith. Pursuant to the Purchase Agreement, the Company sold the Common Stock to Vicis at $0.01 per share, for a total purchase price of $200,000. The purchase price for the Common Stock was paid in cash. Pursuant to the Purchase Agreement, Vicis agreed to waive all anti-dilution privileges, preemptive rights, and price adjustment rights on all convertible securities held by Vicis, except for certain common stock purchase warrants held by Vicis. The issuance of the Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. The Common Stock was issued to one institutional investor.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the form of the Purchase Agreement, a copy of which is attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.01	Stock Purchase Agreement

(Signature page to follow)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 5, 2007

MEDICAL MEDIA TELEVISION, INC.
(Registrant)

By:	/s/ Philip M. Cohen
Philip M. Cohen, President and
Chief Executive Officer